DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS

Partnership of: Robert J Burkart, Inc. James F Carr-Hilton, Ltd. Alvin F Dale, Ltd. Peter J Donaldson, Inc. R.J. LaBonte, Ltd. Robert J Matheson, Inc. Fraser G Ross, Ltd.

January 19, 2006

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Entourage Mining Ltd.– S-8 Registration of 2005 Stock Option Plan and 7,200,000 Shares

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated January 19, 2006, of the following:

Our report dated June 14, 2005 to the Stockholders and Board of Directors on the consolidated financial statements of the Company as at December 31, 2004 and for the year then ended included in the Company's filing on Form 20-F as amended.

Sincerely,

Dale Matheson Carr-Hilton LaBonte

DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants

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